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                                                                       EXHIBIT 5



December 2, 1998



Arterial Vascular Engineering, Inc.
3576 Unocal Place
Santa Rosa, CA  95403


Ladies and Gentlemen:

I am General Counsel of Arterial Vascular Engineering, Inc. (the "Company") and am rendering this opinion with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 3,000,000 shares of the Company's Common Stock, $.001 par value, (the "Shares") pursuant to its 1996 Equity Incentive Plan (the "Plan").

In connection with this opinion, I have examined the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as I deem necessary as a basis for this opinion. I have assumed the genuineness and authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, I am of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ Lawrence J. Fassler

Lawrence J. Fassler
General Counsel

ARTERIAL VASCULAR ENGINEERING, INC.                         E-Mail: www.avei.com
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3576 UNOCAL PLACE                                            Tel: (707) 525-0111
SANTA ROSA, CALIFORNIA 95403                                 Fax: (707) 525-0114